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                                                                EXHIBIT 10(a)(i)

                               FIFTH AMENDMENT TO
                        DEFERRED COMPENSATION AGREEMENT

STATE OF TEXAS      )

COUNTY OF SMITH     )

     This AGREEMENT is entered into by and between Southside Bank of Tyler, Texas, a Texas banking corporation ("BANK"), and B.G. HARTLEY ("EXECUTIVE"), whereby it is agreed as follows:

                                  WITNESSETH:

                                       I.

     BANK and EXECUTIVE have heretofore entered into a Deferred Compensation Agreement which has been amended with the last of such amendment being in December of 1999. The parties, by this Amendment, agree to enlarge and increase the Deferred Compensation as herein provided.

                                      II.

     The Board of Directors of BANK has unanimously voted to increase the deferred compensation of EXECUTIVE by an amount equal to FOUR THOUSAND AND NO/100 ($4,000.00) DOLLARS per month, which shall be in addition to all other benefits and payments provided for under the Deferred Compensation Agreement.

                                      III.

     Payment of this additional amount shall commence upon the retirement (as the term is defined in the Deferred Compensation Agreement) of EXECUTIVE, and shall continue until EXECUTIVE'S death. However, this additional deferred compensation shall become vested over a two year term. ONE THOUSAND THREE HUNDRED




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THIRTY-FOUR AND NO/100 ($1,334.00) DOLLARS shall be and is hereby immediately vested. On June 30, 2002, an additional ONE THOUSAND THREE HUNDRED THIRTY-THREE AND NO/100 ($1,333.00) DOLLARS shall vest. After June 29, 2003, the complete FOUR THOUSAND AND NO/100 ($4,000.00) DOLLARS shall be vested.

                                      IV.

     Except as amended and modified by this Agreement, the parties hereto reaffirm and ratify the Deferred Compensation Agreement and all prior amendments thereto.

     EXECUTED as of the 29th day of June, 2001.



                                             SOUTHSIDE BANK

                                             By: /s/ SAM DAWSON
                                                 -----------------------
                                                 SAM DAWSON, President


                                             /s/ B.G. HARTLEY
                                             ---------------------------
                                             B.G. HARTLEY, Executive


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